Exhibit 10.2

Certain identified information has been excluded from the exhibit as such information would likely cause competitive harm to the registrant if publicly disclosed. Such exclusions have been marked with a [****].

LOYALTYONE, CO.

-and-

BANK OF MONTREAL

SIXTH AMENDMENT

TO

AMENDED AND RESTATED PROGRAM PARTICIPATION AGREEMENT

DATED AS OF JULY 5, 2022

SIXTH AMENDMENT TO AMENDED AND RESTATED

PROGRAM PARTICIPATION AGREEMENT

This Sixth Amendment to the Amended and Restated Program Participation Agreement (this “Sixth Amendment”) effective as of July 5, 2022 (the “Amendment Effective Date”) is entered into by and between Bank of Montreal (“Bank”) and LoyaltyOne, Co. (“LM”), and constitutes an amendment to and modification of the Amended and Restated Program Participation Agreement dated as of November 1, 2017 by and between Bank and LM, as amended (the “Agreement”). BMO and LM are sometimes hereinafter referred to collectively as the “Parties” and individually as a “Party”.

WHEREAS, Bank and LM have entered into the Agreement, pursuant to which the Bank participates in the AIR MILES Rewards Program operated by LM; and

WHEREAS, Bank issues BankCards to its customers where AIR MILES reward miles can be earned; and,

WHEREAS, the Parties now wish to further amend the Agreement; and,

WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreements.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to the following:

1.	Prior Agreements. The terms of the Agreement and the terms set forth in this Sixth Amendment shall, as of the Amendment Effective Date, continue to govern the BankCard benefits pursuant to the Agreement.

2.	Amendments.

a.	The Agreement is hereby amended by adding a new subsection after Section 8.1(b)(x) as follows:

[****]

b.	The Agreement is hereby amended by adding a new Schedule 8.1(b)(xi), attached hereto as Exhibit A.

3.	Incorporation of the Agreement. The terms and conditions of the Agreement shall continue in full force and effect, except to the extent they are expressly superseded or modified by or inconsistent with the terms and conditions of this Sixth Amendment, in which event, the Sixth Amendment shall control.

4.	Governing Law. This Sixth Amendment will be interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties must submit to the jurisdiction of the courts of the Province of Ontario.

5.	Counterparts. This Amendment may be executed, and transmitted by email (in PDF format) or facsimile, in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF this Amendment has been executed by the Parties by their authorized signing officers as of the date first above-mentioned.

LOYALTYONE, CO.

By: /s/ Rachel MacQueen

Name: Rachel MacQueen

Title: SVP, Collector Experience & Marketing

By: /s/ Charles Horn

Name: Charles Horn

Title: Officer

BANK OF MONTREAL

By: /s/ Andras Lazar

Name: Andras Lazar

Title: VP – Product, Partnerships & Innovation